UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 20, 2023

Quadro Acquisition One Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40077	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

850 Library Avenue, Suite 204 Newark, Delaware	19715
(Address of principal executive offices)	(Zip Code)

(302) 738-6680

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share and one-third of one Redeemable Warrant	QDROU	The Nasdaq Stock Market LLC
Class A Ordinary Shares, par value $0.001 per share	QDRO	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50, subject to adjustment	QDROW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On November 27, 2023, Quadro Acquisition One Corp. filed a Current Report on Form 8-K (the “Original Form 8-K”) with the Securities and Exchange Commission. This amendment to Form 8-K supplements the Original Form 8-K with information provided by the Continental Stock Transfer and Trust Company including the per-share redemption price, the aggregate redemption payment and the number of Public Shares (as defined below) remaining after redemptions and includes as Exhibit 3.1 the Charter Amendment (as defined below). Except as described above, all other information in the Original Form 8-K remains unchanged.

Item 5.03 Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year

On November 20, 2023, Quadro Acquisition One Corp. (the “Company”) held its extraordinary general meeting in lieu of an annual meeting of shareholders (the “EGM”). At the EGM, the Extension Amendment Proposal (as defined below) to amend the Company’s Second Amended and Restated Memorandum and Articles of Association (“Charter Amendment”) was approved. Under Cayman Islands law, the Charter Amendment took effect upon approval of the Extension Amendment Proposal. The Company plans to file the Charter Amendment with the Cayman Islands General Registry within 15 days of the EGM. The terms of the Charter Amendment are set forth in the Company’s definitive proxy statement, as amended, filed with the Securities and Exchange Commission on November 7, 2023.

A copy of the resolutions adopted by the shareholders at the EGM, which resolutions approved the Charter Amendment, is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the EGM, the Company’s shareholders were presented with proposals to (i) amend the Company’s Second Amended and Restated Memorandum and Articles of Association to give the Company’s board of directors (“Board”) the right to extend, on a monthly basis, the date by which the Company must consummate an initial business combination (“Termination Date”) from November 22, 2023 (the “Original Termination Date”) to May 22, 2023 (or such earlier date as determined by the Board) by (the “Extension Amendment Proposal”); (ii) re-elect Clifford Tompsett as a Class I director of the Board until the annual general meeting of shareholders to be held in 2026 or until his successor is appointed and qualified (the “Director Election Proposal”); and (iii) ratify the selection by the audit committee of the Board of WithumSmith+Brown, PC (“Withum”) to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2023 (the “Auditor Ratification Proposal”).

Set forth below are the final voting results for each of the Extension Amendment Proposal, the Director Election Proposal and the Auditor Ratification Proposal. Pursuant to the Company’s Second Amended and Restated Memorandum and Articles of Association, and as required by Cayman Islands law, the approval of the Extension Amendment Proposal requires the affirmative vote of at least two-thirds of the votes cast by holders of the Company’s Class A and Class B ordinary shares (the “Ordinary Shares”), voting together as a single class, who, being entitled to do so, vote in person or by proxy at the EGM, and the approval of each of the Director Election Proposal and the Auditor Ratification Proposal requires the affirmative vote of a simple majority of the votes cast by holders of the Ordinary Shares, voting together as a single class, who, being entitled to do so, vote in person or by proxy at the EGM.

The Extension Amendment Proposal was approved with the following vote from the holders of Ordinary Shares:

For	Against	Abstentions	Broker Non-Votes
7,766,847	8,242	0	0

The Director Election Proposal was approved with the following vote from the holders of Ordinary Shares:

For	Against	Abstentions	Broker Non-Votes
7,766,847	8,242	0	0

The Auditor Ratification Proposal was approved with the following vote from the holders of Ordinary Shares:

For	Against	Abstentions	Broker Non-Votes
7,775,085	4	0	0

In connection with the vote to approve the Extension Amendment Proposal, the holders of 977,473 Class A ordinary shares sold in the Company’s initial public offering (“Public Shares”) properly exercised their right to redeem their shares for cash. As a result, approximately $10.526 million (approximately $10.77 per share) will be removed from the Company’s trust account to pay such holders. Following redemptions, the Company will have 1,570,680 Public Shares outstanding.

A proposal to adjourn the EGM to a later date was not presented because there were enough votes to approve the other proposals.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits
3.1	Resolutions adopting the Charter Amendment.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUADRO ACQUISITION ONE CORP.

Date: December 6, 2023	By:	/s/ Dimitri Elkin
		Name:	Dimitri Elkin
		Title:	Chief Executive Officer

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